QuickLinks -- Click here to rapidly navigate through this document

CONSENT OF INDEPENDENT AUDITORS

        Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-100), on Form S-3 (No. 333-21625), on Form S-3 (No. 333-32345), on Form S-8 (No. 333-10255), on Form S-8 (No. 333-25639), on Form S-8 (No. 333-43427), and on Form S-8 (No. 333-107585) of Extended Stay America, Inc. of our report dated February 27, 2004, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Spartanburg, South Carolina

March 15, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS